Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-114067, No. 333-114408, No. 333-105189 and No. 333-33210) on Form S-8 of Tufco Technologies, Inc. of our report dated December 28, 2012 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 2012.

/s/ McGladrey LLP

Schaumburg, Illinois

December 28, 2012